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                                                                    Exhibit 4.17


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                      COMMON SECURITIES GUARANTEE AGREEMENT



                            ST. PAUL CAPITAL TRUST II




























                           DATED AS OF _________, 200_



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                                TABLE OF CONTENTS


                                    ARTICLE I

                         Definitions and Interpretation

SECTION 1.1         Definitions and Interpretation.......................................................1
SECTION 1.2         Interpretation.......................................................................2

                                   ARTICLE II

                                    Guarantee

SECTION 2.1         Guarantee............................................................................3
SECTION 2.2         Waiver of Notice and Demand..........................................................3
SECTION 2.3         Obligations Not Affected.............................................................3
SECTION 2.4         Rights of Holders....................................................................4
SECTION 2.5         Guarantee of Payment.................................................................4
SECTION 2.6         Subrogation..........................................................................4
SECTION 2.7         Independent Obligations..............................................................4

                                   ARTICLE III

                    Limitation of Transactions; Subordination

SECTION 3.1         Limitation of Transactions...........................................................4
SECTION 3.2         Ranking..............................................................................5

                                   ARTICLE IV

                                   Termination

SECTION 4.1         Termination..........................................................................5

                                    ARTICLE V

                                  Miscellaneous

SECTION 5.1         Successors and Assigns...............................................................5
SECTION 5.2         Amendments...........................................................................5
SECTION 5.3         Notices..............................................................................6
SECTION 5.4         Benefit..............................................................................6
SECTION 5.5         Governing Law........................................................................6



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                      COMMON SECURITIES GUARANTEE AGREEMENT

                  This GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of [_________, 200__], is executed and delivered by The St. Paul Companies, Inc., a Minnesota corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of St. Paul Capital Trust II, a Delaware business trust (the "Issuer").

                  WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of [________, 200__], among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof up to $[___________] aggregate liquidation preference of its [ ]% Common Securities (stated liquidation amount [$ ] per common security) (the "Common Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Declaration;

                  WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth in this Common Securities Guarantee, to pay to the Holders of the Common Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

                  WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Preferred Securities Guarantee") in substantially identical terms to this Common Securities Guarantee for the benefit of the holders of the Preferred Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of holders of Preferred Securities to receive Guarantee Payments under the Preferred Securities Guarantee.

                  NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby acknowledges and agrees shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

         In this Common Securities Guarantee, unless the context otherwise requires:

          (a) Capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee or unless otherwise required;

          (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;





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          (d) all references to "the Common Securities Guarantee" or "this
     Common Securities Guarantee" are to this Common Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Common Securities Guarantee to Articles and Sections are to Articles and Sections of this Common Securities Guarantee unless otherwise specified; and

          (f) a reference to the singular includes the plural and vice versa.

          "Debentures" mean the series of subordinated debt securities of the Guarantor designated the[ ]% Subordinated Debentures due [ ] held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

          "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions which are required to be paid on such Common Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer has funds available therefor, with respect to any Common Securities called for redemption by the Issuer, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Common Securities to the date of payment, to the extent the Issuer has funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution"). If an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated to the rights of the holders of Preferred Securities to receive guarantee payments under the Preferred Securities Guarantee.

          "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Common Securities.

          "Preferred Securities" mean the securities representing preferred undivided beneficial interests in the assets of the Issuer.

SECTION 1.2  Interpretation

          Each definition in this Guarantee Agreement includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time. All references to "the Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time. References to any statute mean such statute as amended at the time and include any successor legislation. The word "or" is not exclusive, and the words "herein," "hereof' and "hereunder" refer to this Guarantee Agreement as a whole. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Guarantee Agreement. References to Articles and Sections mean the Articles and Sections of this Guarantee Agreement unless otherwise specified.



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                                   ARTICLE II

                                   GUARANTEE


SECTION 2.1 Guarantee

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments, as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 2.2  Waiver of Notice and Demand

          The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 2.3  Obligations Not Affected

          The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures as permitted by the Indenture);

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Common Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or



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          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4  Rights of Holders

          The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Issuer or any other Person.

SECTION 2.5  Guarantee of Payment

          This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6   Subrogation

          The Guarantor shall be subrogated to all (if any) rights of the Holders of Common Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount of the Holders.

SECTION 2.7  Independent Obligations

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                  ARTICLE III


                    LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 3.1  Limitation of Transactions

          So long as any Common Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default or an event of default under the Declaration, then (a) the Guarantor shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of a reclassification of the Guarantor's capital stock, or the exchange or conversion of any class or series of the Guarantor's capital stock for any other class or series of the Guarantor's capital stock, (iii) the purchase of fractional



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interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) distributions of rights under any shareholders rights plan adopted by the Guarantor) or make any guarantee payment with respect thereto and
(b) the Guarantor shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures and the Guarantor shall not make any guarantee payments with respect thereto (other than pursuant to the Preferred Security Guarantee); provided, however, the Guarantor may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.

SECTION 3.2  Ranking

          This Common Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and (iii) senior to the Guarantor's common stock. If an Event of Default has occurred and is continuing under the Declaration, the rights of the holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee shall be subordinated to the rights of the holders of the Preferred Securities to receive payment of all amounts due and owing under the terms of the Preferred Guarantee.

                                    ARTICLE IV

                                   TERMINATION

SECTION 4.1  Termination

          This Common Securities Guarantee shall terminate upon full payment of the Redemption Price of all Common Securities, upon the distribution of the Debentures to the Holders of all of the Common Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Common Securities must restore payment of any sums paid under the Common Securities or under this Common Securities Guarantee.

                                   ARTICLE V

                                MISCELLANEOUS

SECTION 5.1  Successors and Assigns

          All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2  Amendments

          Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of at least a majority in liquidation amount of all the outstanding Common Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.



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SECTION 5.3  Notices

          All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

          (a) if given to the Issuer, in care of the Regular Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Holders of the Common Securities):

                           St. Paul Capital Trust II
                           c/o The St. Paul Companies, Inc.
                           385 Washington Street
                           St. Paul, Minnesota 55102
                           Attention: Bruce A. Backberg

          (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

                           The St. Paul Companies, Inc.
                           385 Washington Street
                           St. Paul, Minnesota 55102
                           Attention: Bruce A. Backberg

          (c) if given to any Holder of the Common Securities, at the address set forth on the books and records of the Issuer.

                  All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4  Benefit

                  This Common Securities Guarantee is solely for the benefit of the Holders of the Common Securities and is not separately transferable from the Common Securities.

SECTION 5.5  Governing Law

                  THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.




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                  IN WITNESS WHEREOF, the parties hereto have caused this Common
Securities Guarantee Agreement to be duly executed as of the date hereof.


                                       THE ST. PAUL COMPANIES, INC.,
                                       as Guarantor


                                       By:
                                          --------------------------------------
                                          Name:  Bruce A. Backberg
                                          Title: Senior Vice President


                                       ST. PAUL CAPITAL TRUST II,
                                       as Issuer


                                       By:
                                           -------------------------------------
                                           Name:  Bruce A. Backberg
                                           Title: Regular Trustee





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